Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No.1 to Registration Statement No. 333-200078 on Form S-1 of our report dated June 3, 2014 relating to the consolidated financial statements of New Relic, Inc. and its subsidiary appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

November 28, 2014